Exhibit h

                        GAM AVALON MULTI-TECHNOLOGY, L.P.
                              135 East 57th Street
                                   25th Floor
                            New York, New York 10022

                       GLOBAL ASSET MANAGEMENT (USA) INC.
                              135 East 57th Street
                                   25th Floor
                            New York, New York 10022

                                GAM SERVICES INC.
                              135 East 57th Street
                                   25th Floor
                            New York, New York 10022

Prudential Securities Incorporated
One New York Plaza
New York, New York 10292
Attention:  Eleanor L. Thomas

Re: Appointment as Placement Agent

Ladies and Gentlemen:

     GAM Avalon Multi-Technology, L.P., a limited partnership organized under the laws of the State of Delaware (the "Fund"), Global Asset Management (USA) Inc., a corporation organized under the laws of Delaware (the "General Partner") and GAM Services Inc., a corporation organized under the laws of Delaware (the "Selling Agent") hereby agree with Prudential Securities Incorporated (the "Placement Agent") as follows:

1.   Fund Offering.

     The Fund proposes to issue and to sell its limited partnership interests ("Interests") in accordance with a Confidential Memorandum issued by the Fund, substantially in the form attached hereto as Exhibit A, as amended or supplemented from time to time (the "Memorandum"), which will be included in the Fund's Registration Statement on Form N-2, and has appointed the Selling Agent as its selling agent in connection with the sale of Interests.

2.   Definitions.

     All capitalized terms used in this Agreement which are not separately defined herein shall have the respective meaning set forth in the Memorandum.

3.   Placement of Interests.

     (a) Subject to the terms and conditions set forth herein, the Fund and the Selling Agent hereby appoint the Placement Agent as the Fund's non-exclusive placement agent in connection with the placement of Interests. Subject to the performance in all material respects by each of the Fund, the General Partner and the Selling Agent of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of each of the Fund, the General Partner and the Selling Agent contained herein, the Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use the Placement Agent's best efforts to find qualified subscribers for Interests from among its clients ("Placement Agent Customers") and to use its best efforts to assist the Fund in obtaining payment for Interests from Placement Agent Customers. The Placement Agent shall not have any liability to the Fund, the General Partner or the Selling Agent in the event that any Placement Agent Customer fails to consummate the purchase of Interests for any reason other than the Placement Agent's willful misconduct or gross negligence.

     (b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D under the Securities Act. The Placement Agent, the Fund, the General Partner and the Selling Agent have established the following procedures in connection with the offer and sale of Interests and agree that no party hereto will make offers or sales of any Interests except in compliance with such procedures:

          (i) Offers and sales of Interests will be made only in compliance with Regulation D under the Securities Act and only to investors that the Fund and the Placement Agent reasonably believe qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act.

          (ii) No sale of Interests to any one investor will be for less than the minimum denominations as may be specified in the Memorandum, unless such requirement is waived by the General Partner in its sole discretion.

          (iii)No offer or sale of any Interest shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

          (iv) Sales of Interests will be made only to investors that the Fund and the Placement Agent reasonably believe are qualified clients under Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     (c) For purposes of the offering of Interests, the Fund or the Selling Agent has furnished to the Placement Agent copies of the Memorandum and subscription documentation which shall be furnished to prospective investors. Additional copies will be furnished in such numbers as the Placement Agent may reasonably request for purposes of the offering. The Placement Agent is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Memorandum or any written supplements thereto, or any materials as prepared by the Selling Agent and authorized by it for use in connection with the offering or sale of Interests (all such materials, together with the Memorandum, being referred to herein as the "Offering Material"), and such other materials as the Placement Agent has prepared with the prior written approval of the Selling Agent.

4.   Subscription Procedures.

     (a) All subscriptions for Interests and payments by subscribers of subscription amounts for Interests shall be made pursuant to the terms and conditions set forth in the Memorandum and the subscription documentation. Subscriptions for Interests from Placement Agent Customers shall be subject to processing by the Placement Agent and the Fund, as described in Section 5 below.

     (b) All payments received by the Placement Agent hereunder for subscriptions in the name and on behalf of the Fund shall be handled by the Placement Agent in accordance with the terms of the subscription documentation.

     (c) If the offering is not completed in accordance with the conditions set forth in the Memorandum, the Fund may terminate the offering.

5.   Processing of Subscriptions and Operational Procedures.

     (a) The Placement Agent shall review all subscription documents from each Placement Agent Customer for completeness and shall promptly forward completed subscription documents to the Fund's transfer agent, PFPC, Inc., which shall promptly communicate the Fund's acceptance or rejection of such documents to the Placement Agent and the Placement Agent Customer. The Officers and/or the Directors of the Fund (respectively, the "Officers" and the "Directors") reserve the right to reject any subscription for Interests in the Fund for any reason. The Placement Agent has no authority to accept subscriptions for Interests in the Fund.

     (b) The Placement Agent, the Selling Agent and the Fund shall follow the operational procedures for the submission of subscriptions for Interests, payment therefor, the submission of repurchase requests and the payment of repurchase proceeds that are set forth in the Memorandum and the subscription documentation. The Fund also shall appoint an administrator who will be responsible for, among other things, accurate: primary record keeping, capital accounting, tax reporting, tax withholding and monthly reconciliation of accounts and net asset values with the Placement Agent. The Fund also will be responsible for, among other things, all reporting to regulators and to Limited Partners, which shall include, among other things, a monthly calculation of net asset value, quarterly unaudited reports to Limited Partners and audited annual reports to Limited Partners. The monthly calculation of net asset value shall be calculated as set forth in the Memorandum, based upon United States generally accepted accounting principles, as set forth in the Fund's Pricing Procedures adopted by the Directors, and shall be transmitted to the Placement Agent for purposes of allowing the Placement Agent to confirm to Limited Partners that are Placement Agent Customers the offering price or repurchase price, as the case may be, for Interests no later than the tenth business day after: (i) the initial closing date, (ii) each calendar month end or (iii) the repurchase date, as applicable. Any and all reports and written communications to Limited Partners shall be reviewed by the Placement Agent, as practicable, prior to their distribution to Limited Partners by the Fund or the Selling Agent. The Selling Agent also shall retain an escrow agent as necessary.

6.   Representations and Warranties of the Fund.

     The  Fund represents and warrants to the Placement Agent that:

     (a) The Fund has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Memorandum.

     (b) Interests to be or which may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund, Interests will conform to all statements relating thereto contained in the Memorandum.

     (c) The issue and sale of Interests and the execution, delivery and performance of the Fund's obligations under the Memorandum will not result in the violation of any applicable law.

     (d) The Fund will apply the proceeds from the sale of Interests for the purposes set forth in the Memorandum.

     (e) The Memorandum will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

     (f) This Agreement has been duly authorized, executed and delivered by the Fund and, assuming the General Partner's, the Selling Agent's and the Placement Agent's execution hereof, will constitute a valid and binding agreement of the Fund.

     (g) All Offering Material to be given to any potential investor in connection with the offering or sale of Interests will be, as of the date of each sale of Interests in respect of which it is used, true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Fund agrees to advise the Placement Agent immediately of the occurrence of any event or other change which results in the Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. The Fund recognizes and confirms that the Placement Agent (i) will be using and relying primarily on the information in the Offering Material and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same,
          (ii) does not assume responsibility for the accuracy or completeness of such information or of the Offering Material and (iii) will not make any appraisal of any assets of the Fund. The Fund agrees not to distribute to any potential investor that is a Placement Agent Customer any Offering Material that has not been approved by the Placement Agent in advance of such distribution.

7.   Covenants of the Fund.

     The  Fund covenants and agrees with the Placement Agent as follows:

     (a) The Placement Agent and the Placement Agent's counsel shall be furnished with such documents and opinions as the Placement Agent and they may require, from time to time, for the purpose of enabling the Placement Agent or them to pass upon the issuance and sale of Interests as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and in connection with the issuance and sale of Interests as herein contemplated shall be satisfactory in form and substance to the Placement Agent and the Placement Agent's counsel. The Fund shall provide the Placement Agent on or before the Fund's initial closing date with a copy of the tax opinion issued by the Fund's counsel relating to the Fund's classification as a partnership for Federal income tax purposes.

     (b) If, at any time after the commencement of an offering of Interests and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Memorandum in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify the Placement Agent as promptly as practical of the occurrence of such event and promptly prepare and furnish to the Placement Agent copies of an amendment or supplement to the

          Memorandum, in such reasonable quantities as the Placement Agent may request in order that the Memorandum will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

8.   Representations and Warranties of the General Partner.

     The  General Partner represents and warrants to the Placement Agent that:

     (a) The General Partner has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

     (b) This Agreement has been duly authorized, executed and delivered by the General Partner and, assuming the Fund's, the Selling Agent's and the Placement Agent's execution hereof, will constitute a valid and binding agreement of the General Partner.

     (c) Offers and sales of any Interests may be made in any state of the United States of America, Puerto Rico and, upon notice from the General Partner, any other territory or any trust of the United States of America. Such an offering is in accordance with state law exemptions for private placements. The General Partner will perfect such exemptions by making the appropriate filings in such states.

9.   Representations and Warranties of the Selling Agent.

     The  Selling Agent represents and warrants to the Placement Agent that:

     (a) The Selling Agent has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

     (b) This Agreement has been duly authorized, executed and delivered by the Selling Agent and, assuming the Fund's, the General Partner's and the Placement Agent's execution hereof, will constitute a valid and binding agreement of the Selling Agent.

     (c) It has and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to serve as the selling agent of the Fund and to provide the services required to be provided by it hereunder.

     (d) It has not and will not solicit any offer to buy or offer to sell Interests in any manner which would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Memorandum or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or Internet or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

     (e) It will furnish each subscriber of Interests identified by it a copy of the Memorandum and subscription documentation prior to such person's admission as a limited partner of the Fund.

     (f) Any and all Offering Material shall comply with all applicable laws, rules and regulations, including, to the extent applicable, those of the National Association of Securities Dealers.

     (g) The Selling Agent will (a) maintain all records required by law to be kept by it relating to transactions in Interests of the Fund, (b) upon request by the Placement Agent in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to the Placement Agent, and (c) promptly notify the Placement Agent if the Selling Agent experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner.

10.  Representations and Warranties of the Placement Agent.

     The  Placement Agent represents and warrants that:

     (a) The Placement Agent has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

     (b) This Agreement has been duly authorized, executed and delivered by the Placement Agent and, assuming the Fund's, the General Partner's and the Selling Agent's execution hereof, will constitute a valid and binding agreement of the Placement Agent.

     (c) The Placement Agent has and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by the Placement Agent hereunder and agrees that the Selling Agent assumes no responsibility or obligation as to the Placement Agent's right to sell Interests in any non-United States jurisdiction.

     (d) The Placement Agent has not and will not solicit any offer to buy or offer to sell Interests in any manner which would be inconsistent with applicable laws and regulations or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

     (e) The Placement Agent will furnish each subscriber of Interests that is a Placement Agent Customer a copy of the Memorandum and the subscription documentation prior to such person's admission as a Limited Partner of the Fund.

     (f) With respect to state blue sky requirements, the Placement Agent agrees to cooperate with the General Partner as reasonably necessary for the General Partner to effectuate any filings. Additionally, the Placement Agent shall be responsible for issues relating to the licensing of its representatives and agents in such jurisdictions.

     (g) The Placement Agent has written compliance policies and procedures in place with respect to private placements and will do all that is reasonable in the industry to ensure that such written policies and procedures remain current and are enforced during the term of this Agreement. The Placement Agent will provide the Selling Agent with a true and correct copy of such written policies and procedures upon the execution of this Agreement.

     (h) The Placement Agent will not externally publish or furnish any offering literature or marketing materials which contain any reference to the Fund, the General Partner or the Selling Agent, other than the Offering Material so provided by the Selling Agent without the prior written approval of the Selling Agent. No employee of the Placement Agent or other person acting on behalf of the Placement Agent is authorized to make any representation (oral or otherwise) concerning the Fund or the Interests except those contained in the Memorandum and the other Offering Material.

     (i) The Placement Agent will do all that is reasonable in the industry to limit solicitations of Placement Agent Customers to those whom the Placement Agent reasonably believes are "accredited investors" and "qualified clients" as such terms are defined under the Securities Act and the Advisers Act, respectively.

     (j) The Placement Agent will (a) maintain all records required by law to be kept by it relating to transactions in Interests of the Fund by or on behalf of Placement Agent Customers and compensation received by the Placement Agent in respect thereto, (b) upon request by the Fund, Selling Agent or the General Partner in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party, and (c) promptly notify the General Partner if the Placement Agent experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner.

11. Compensation of Placement Agent.

     Other than as set forth below, the Placement Agent will receive no fee, payment or other remuneration from the Fund, the General Partner or the Selling Agent for its services under this Agreement.

     (a) Sales Charge - As compensation for its services in selling Interests, the Placement Agent shall be entitled to retain a sales charge from Placement Agent Customers that purchase an Interest in the Fund as set forth in Schedule 1 hereto, or such lesser amount or percentage as the Placement Agent shall determine in its sole discretion.

     (b)  [provisions omitted]

     (c)  [provisions omitted]

     (d) Other Placement Agents - If the Fund offers Interests through any other placement agent and provided the Placement Agent has sold Interests in the Fund that are substantially similar in aggregate value to those sold by the other placement agent, the Fund, the General Partner and the Selling Agent agree to amend this Agreement so that the Placement Agent will be compensated for its services under this Agreement on terms as favorable as those applicable to the other placement agent.

     (e) Miscellaneous - The Fund, the General Partner and the Selling Agent acknowledge that the Placement Agent intends to compensate its account executives for their ongoing servicing of Placement Agent Customers with whom they have placed Interests in the Fund. This compensation will be based upon a formula that takes into account the amount of Placement Agent Customers' assets being serviced.

12.  Indemnification and Contribution.

     The  parties agree to indemnify each other as follows:

     (a) Each of the Fund, the General Partner and the Selling Agent agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Placement Agent or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any act or omission of the Fund, the General Partner or the Selling Agent, including, but not limited to, any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that each of the Fund, the General Partner and the Selling Agent will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund, the General Partner or the Selling Agent by the Placement Agent or through the Placement Agent expressly for the use therein; and further provided that this indemnity shall not protect the Placement Agent or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Placement Agent or they would be subject by reason of the Placement Agent's own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of the Placement Agent's or their duties hereunder. This indemnity will be in addition to any liability which the Fund may otherwise have incurred under this Agreement.

     (b) The Placement Agent agrees to indemnify and hold harmless each of the Fund, the General Partner and the Selling Agent and each person who controls the Fund, the General Partner or the Selling Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Placement Agent or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any breach by the Placement Agreement of any obligation, representation, warranty or covenant under this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund, the General Partner or the Selling Agent by the Placement Agent or on the Placement Agent's behalf through the Placement Agent expressly for use therein; provided, however, that the Placement Agent will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by the Fund, the General Partner or the Selling Agent or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Fund, the General Partner or the Selling Agent would be subject by reason of their own willful misfeasance, bad faith, gross negligence or reckless disregard of their duties hereunder. This indemnity will be in addition to any liability which the Placement Agent may otherwise have incurred under this Agreement.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
          (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 12 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 12 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

13.  Representations and Indemnities to Survive Delivery.

     The agreements, representations, warranties, indemnities, fees and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, the Fund, the General Partner, the Selling Agent, the Directors, directors, partners or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Interests hereunder. The provisions of this
     Section 13 shall survive the termination or cancellation of this Agreement.

14.  Effective Date and Term of Agreement.

     This Agreement shall become effective for all purposes as of the date hereof and shall remain in effect for an initial term of two years from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Directors, including the vote of a majority of the Directors who are not "interested persons," as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund.

15. Termination.

     This Agreement may be terminated as follows:

     (a) Any party may terminate this Agreement without cause by written notice to the other parties on not less than sixty (60) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the another party, by written notice to such party at any time.

     (b) By written notice to the Fund, the General Partner or the Selling Agent, the Placement Agent may terminate this Agreement at any time if
          (i) there has been, since the respective dates as of which information is given in the Memorandum, any material adverse change in the condition, financial or otherwise, of the Fund, the General Partner or the Selling Agent, which in the Placement Agent's opinion, will make it inadvisable to proceed with the delivery of Interests; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in the Placement Agent's judgment, impracticable to market Interests or enforce contracts for the sale of Interests; and (iii) any order suspending the sale of Interests shall have been issued by any jurisdiction in which a sale or sales of Interests shall have been made, or proceedings for that purpose shall have been initiated or, to the Placement Agent's best knowledge and belief, shall be contemplated.

     (c) This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

16.  Confidentiality.

     Each party shall keep confidential any non-public information in respect of the Limited Partners and any confidential information relating to the business of each other party. Without limiting the foregoing, the Fund, the General Partner, the Selling Agent and their respective employees, agents, officers and directors (collectively, the "Recipients") shall keep and retain in the strictest confidence, and not use for the benefit of itself, themselves or others, information pertaining to the identity of, and other non-public personal information with respect to, the Placement Agent Customers which have subscribed for Interests. Without limiting the generality of the preceding undertaking, a Recipient shall not directly solicit any person it knows to be a Placement Agent Customer as a result of the Placement Agent's actions hereunder, with respect to either the purchase of an interest in any investment vehicle or entity sponsored or offered by a Recipient or the participation in any financial transaction. Participation by a Recipient in a meeting with a Placement Agent Customer at the request of an employee of the Placement Agent or an affiliate shall not be deemed a violation of the foregoing undertaking.

17.  Services Not Exclusive.

     The services to be rendered by the Placement Agent hereunder shall be provided on a non-exclusive basis. The Placement Agent shall be free throughout the term of this Agreement and after the termination hereof to provide the same or different marketing services to other funds on the same or on different terms and conditions. Nothing herein shall restrict the Placement Agent or its affiliates from creating or marketing any other product or investment vehicle.

18.  Notices.

     All communications under this Agreement shall be given in writing,  sent by
     (i) telecopier, (ii) telex confirmed by answerback, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to the Placement Agent:

Prudential Securities Incorporated
One New York Plaza
New York, NY 10292-2013
Attention: Eleanor L. Thomas

with a copy to:

Prudential Securities Incorporated
199 Water Street, 29th Floor
New York, NY 10292
Attention: Scott L. Diamond, First Vice President

If to the Fund:

GAM Avalon Multi-Technology, L.P.
135 East 57th Street
25th Floor
New York, NY 10022
Attention: Joseph J. Allessie, General Counsel

If to the General Partner:

Global Asset Management (USA) Inc.
135 East 57th Street
25th Floor
New York, NY 10022
Attention: Joseph J. Allessie, General Counsel

If to the Selling Agent:

GAM Services Inc.
135 East 57th Street
25th Floor
New York, NY 10022
Attention: Joseph J. Allessie, General Counsel

19.  Miscellaneous.

     (a) This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

     (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control. Any action relating to this Agreement may be brought in the state or federal courts in the City of New York, and each party hereby consents to the non-exclusive jurisdiction of such courts.

21.  Limitation of Liability.

     The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any Director, limited partner of the Fund or any officers, employees or agents of the Fund, whether past, present or future, individually, but are binding only upon the assets and property of the Fund.

     If the foregoing correctly sets forth our understanding with the Placement Agent, please indicate the Placement Agent's acceptance in the space provided below.

                                               Very truly yours,

                                               GAM AVALON MULTI-TECHNOLOGY, L.P.

                                               By:       /s/ Joseph J. Allessie
                                               ---------------------------------
                                               Name:     Joseph J. Allessie
                                               Title:    Secretary

                                              GLOBAL ASSET MANAGEMENT (USA) INC.

                                              By:       /s/ Kevin J. Blanchfield
                                              ----------------------------------
                                               Name:     Kevin J. Blanchfield
                                               Title:     COO


                                               GAM SERVICES INC.

                                               By:       /s/ David A. Anderson
                                               ---------------------------------
                                                Name:     David A. Anderson
                                                Title:    Managing Director

Agreed to and accepted:


PRUDENTIAL SECURITIES INCORPORATED


By: /s/ Eleanor L. Thomas
---------------------------------------------------------
Name: Eleanor L. Thomas
Title: First Vice President

                                   SCHEDULE 1

                              SALES CHARGE SCHEDULE

                                                             Sales Charge
                     Amount Invested                    (as a percentage of
                       in the Fund                      the amount invested)
                    ------------------                  ---------------------

                     up to $100,000                                  5%
                     $100,000 - $299,999                             4%
                     $300,000 - $599,999                             3%
                     $600,000 - $999,999                             2%
                     $1,000,000 and over                             1%